Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 31, 2017, in the Registration Statement (Form F-1) and related Prospectus of Qudian Inc. dated September 18, 2017 for the registration of its Class A ordinary Shares.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

September 12, 2017